CERTIFICATE OF CORRECTION
                               TO
          CERTIFICATE OF AMENDMENT FILED JULY 31, 1996
                             TO THE
              RESTATED CERTIFICATE OF INCORPORATION
                               OF
                    EXECUTIVE TELECARD, LTD.

           EXECUTIVE TELECARD, LTD., a corporation organized on February 19, 1987 and existing under and by virtue of the General
Corporation Law of the State of Delaware (the "Corporation")

DOES HEREBY CERTIFY:

FIRST: That the Certificate of Amendment to the Restated Certificate of Incorporation, filed by the Corporation with the Secretary of State of Delaware on July 31, 1996 (the "Certificate of Amendment"), is an inaccurate record of the corporate action therein referred to, insofar as the Certificate of Amendment struck out and replaced all of Article V of the Corporation's Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") when in fact Article VI of the Restated Certificate of Incorporation should have been so struck out and replaced rather than Article V.

SECOND: That, in order to reflect accurately the corporate action referred to therein, the Certificate of Amendment referred to above is hereby corrected, pursuant to Section 103(f) of the General Corporation Law of the State of Delaware, by striking out the following in its entirety:

"RESOLVED,  that  the Board of Directors  declares  it  advisable
and  recommends  that  the  Restated  Certificate             of
Incorporation of the Corporation be amended by striking out all of Article V of the Restated Certificate of Incorporation and inserting in place thereof:

"Meetings of stockholders may be held within or without the State of Delaware as the by-laws may provide. The books of the Corporation may be kept, subject to any provision contained in Delaware statutes, outside the State of Delaware at such place(s) as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called Annual or Special Meeting of such stockholders and may not be effected by a consent in writing by any such holders. This Article VI may not be amended except by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares of stock of the Corporation issued and outstanding and entitled to vote." and inserting in place thereof the following in its entirety:

"RESOLVED,  that  the Board of Directors  declares  it  advisable
and  recommends  that  the  Restated  Certificate             of
Incorporation of the Corporation be amended by striking out all of Article VI of the Restated Certificate of Incorporation and inserting in place thereof:

"Meetings of stockholders may be held within or without the State of Delaware as the by-laws may provide. The books of the Corporation may be kept, subject to any provision contained in Delaware statutes, outside the State of Delaware at such place(s) as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called Annual or Special Meeting of such stockholders and may not be effected by a consent in writing by any such holders. This Article VI may not be amended except by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares of stock of the Corporation issued and outstanding and entitled to vote."

THIRD:  That, pursuant to Section 103(f) of the General
Corporation Law of the State of Delaware, this Certificate of Correction shall be effective as of July 31, 1996.

IN   WITNESS  WHEREOF, said EXECUTIVE TELECARD, LTD.  has  caused
this  Certificate  of  Correction to  be  signed  by   its   Vice
President of Legal Affairs and General Counsel and attested by its Secretary as of July 31, 1998.

                             EXECUTIVE TELECARD, LTD.
                              By:            /s/
                              W. P. Colin Smith, Jr.
                              Vice President of Legal Affairs
                              and General Counsel


                              ATTEST:
                                       /s/
                              W. P. Colin Smith, Jr.
                              Secretary